UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 12, 2014

COMVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Quannapowitt Parkway

Wakefield, MA

01880

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 781-246-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 12, 2014, Comverse, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Matthew A. Drapkin (“Drapkin”), Becker Drapkin Management, L.P., and certain of their affiliates (collectively, the “BD Group”)

Under the terms of the Agreement, the Company has agreed (a) on the date of the Agreement to (i) increase the size of the Board of Directors of the Company (the “Board”) from seven to eight total directors; (ii) appoint Drapkin as a member of the Board; and (iii) appoint Drapkin as a member of the Compensation and Leadership Committee of the Board; (b) to nominate Drapkin for election or re-election to the Board at the Company’s 2014 and 2015 annual shareholders’ meetings, subject to the nonoccurrence of certain events described in the Agreement; and (c) for so long as Drapkin is a member of the Board, (i) that Drapkin shall be a member of the Compensation and Leadership Committee and (ii) to consider Drapkin, in good faith based on Drapkin’s relevant experience, for membership on any committee of the Board constituted to evaluate strategic opportunities or transactions.

If Drapkin is unable or unwilling to serve as a director, the BD Group and the Board (excluding Drapkin) shall agree on a replacement.

The Agreement also provides that the BD Group shall have certain obligations until the later of immediately following the Company’s 2016 shareholders’ meeting and 30 days after Drapkin ceases to be a member of the Board, or such earlier date, if any, on which the Company materially breaches certain provisions of the Agreement and such breach has not been cured within ten business days following written notice, provided the breach is curable (the “Standstill Period”).

During the Standstill Period, the BD Group has agreed to (a) cause all shares of the Company’s common stock beneficially owned by the BD Group to be present for quorum purposes at all shareholders’ meetings and to be voted in favor of all directors nominated by the Board for election and against the removal of any directors whose removal is not recommended by the Board, unless and until the Board does not recommend Drapkin for re-election at the Company’s 2016 annual shareholders’ meeting; and (b) refrain from taking certain actions, including, subject to certain exceptions, to not (i) acquire beneficial ownership of more than 14.9% of the Company’s common stock; (ii) engage in activities to control or influence the governance or policies of the Company, including by submitting shareholder proposals, nominating candidates for election to the Board or opposing candidates nominated by the Board, attempting to call special meetings of the Company’s shareholders or soliciting proxies with respect to voting securities of the Company; (iii) participate in any “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to the Company’s common stock; (iv) be involved with certain business combination or extraordinary transactions; (v) make certain unpermitted dispositions of the Company’s common stock; (vi) be involved with any litigation, arbitration or other proceeding against or involving the Company or its directors or officers while Drapkin is a director; or (vii) engage in any short sale or derivatives transaction that derives any significant part of its value from a decline in the market price or value of the Company’s securities. Drapkin has also agreed not to serve on the board of directors of a competitor of the Company while serving as a director of the Company. Notwithstanding the above, if the Board does not recommend Drapkin for re-election at the 2016 annual shareholders’ meeting, the BD Group may nominate candidates for election to the Board and make public statements and solicit proxies in support of any such candidate’s nomination for election at the 2016 annual shareholders’ meeting.

In addition, the Agreement provides that Drapkin irrevocably tenders his resignation as director effective as of the date that (a) the BD Group does not have beneficial ownership of (i) 5% or more of the outstanding common stock of the Company, disregarding issuances by the Company of equity securities and/or issuances primarily for cash consideration or the purpose of providing compensation to executive officers, directors, employees or consultants of the Company, or (ii) after including such issuances, 3% or more of the outstanding common stock of the Company; or (b) the BD Group materially breaches certain provisions of the Agreement and such breach has not been cured within ten business days following written notice, provided such breach is curable.

The full text of the Agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference. The foregoing does not purport to be a complete summary of the Agreement and is qualified in its entirety by reference to Exhibit 10.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Drapkin was appointed to the Board and Compensation and Leadership Committee on March 12, 2014 under the Agreement described in Item 1.01 of this report.

Mr. Drapkin will receive the same compensation and indemnification as the Company’s other non-employee directors.

There are no transactions between Drapkin and the Company that would be reportable under Item 404(a) of Regulation S-K.

Drapkin, age 41, is a Partner at Becker Drapkin Management, a value-oriented, alternative asset manager focused on activist investing in small cap, public companies. Becker Drapkin Management has extensive public company board experience, having successfully created value for shareholders in numerous engagements on public company boards across a variety of industries. Prior to joining Becker Drapkin, Drapkin had extensive investment experience including his work at MacAndrews & Forbes, a private investment firm, where Mr. Drapkin served as senior vice president of corporate development. Prior to MacAndrews, Drapkin also served as general manager of two of Conde Nast publication’s Internet sites and was an investment banker at Goldman, Sachs and Co. Drapkin currently serves as a member of the Board of Intevac Inc., a provider of equipment solutions to the hard disk drive industry and high-sensitivity imaging products and vision systems primarily for the defense market. Drapkin formerly served as a director of Ruby Tuesday, Inc., Alloy Inc., Hot Topic Inc. Glu Mobile, Inc. and Plato Learning, Inc. within the last five years. Drapkin holds a J.D. from Columbia University School of Law, an M.B.A. in Finance from Columbia University School of Business, and a B.A. in American History from Princeton University.

The joint press release dated March 12, 2014 issued by the Company and Becker Drapkin Management, L.P. announcing Drapkin’s appointment to the Board is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Agreement dated as of March 12, 2014 by and among Comverse, Inc. and Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners VII, L.P., BD Partners VII SPV, L.P., and BC Advisors, LLC.

99.1	Press Release dated March 12, 2014 issued by the Company and Becker Drapkin Management, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE, INC.

Date: March 12, 2014

	By:	/s/ Roy Luria
	Name:	Roy Luria
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Agreement dated as of March 12, 2014 by and among Comverse, Inc. and Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners VII, L.P., BD Partners VII SPV, L.P., and BC Advisors, LLC.

99.1	Press Release dated March 12, 2014 issued by the Company and Becker Drapkin Management, L.P.